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                                                                    EXHIBIT 23.3

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


    We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our reports dated February 15, 1996, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-11647), to be filed on or about September 9, 1996, and related Prospectus of CTA INCORPORATED for the registration of 3,000,000 shares of its common stock.


                                                           /s/ ERNST & YOUNG LLP

Washington, D.C.
September 6, 1996